Exhibit 10(a)

Amendment to Directors Stock Compensation and Deferral Plan

Effective January 1, 2013, the Wells Fargo & Company Directors Stock Compensation and Deferral Plan (the “Plan”) is amended as follows:

1.	Section A of Article I of the Plan is amended to read in full as follows:

A.	Purpose.

The purpose of the Wells Fargo & Company Directors Stock Compensation and Deferral Plan (the “Plan”) is to provide non-employee members of the Board of Directors of the Company and non-employee members of the Board of Directors of Wells Fargo Bank, National Association (the “Bank”) with equity compensation and compensation deferral opportunities in consideration for personal services rendered in their capacity as directors of the Company or the Bank. The Plan is also intended to aid in attracting and retaining individuals of outstanding abilities and skills for services on the Company’s or Bank’s Board of Directors.

2.	The definitions of “Board,” “Committee,” “Non-Employee Director” and “Separation from Service” contained in Article II of the Plan are amended to read in full as follows:

Board

Unless otherwise indicated, the Board of Directors of the Company or the Bank.

Committee

The Governance and Nominating Committee or any successor committee of the Board of Directors of the Company; provided, however, that if at the time of any Committee action, any member of such Committee does not satisfy the requirements applicable to Committee approval contained in regulations of the Securities and Exchange Commission promulgated under Section 16 of the Securities Exchange Act of 1934, and applicable interpretations thereof, any such action must be taken or approved by the Board of Directors of the Company.

Non-Employee Director

Any member of the Board of Directors of the Company or the Bank who is not an employee of the Company, the Bank, or of any other Affiliate of the Company.

Separation From Service

A Non-Employee Director shall be deemed to have had a Separation from Service at the time his or her service as a member of the Board ceases, or if later, when the Non-Employee Director is deemed to have had a “separation from service” within the meaning of Code §409A and applicable regulations thereunder. Generally, a Separation from Service will not occur within the meaning of Code §409A if the Non-Employee Director becomes an employee of or continues to perform other services for the Company, Bank, or other Affiliate of the Company.

3.	Sub-Sections 1 and 2 of Section D of Article VI of the Plan shall be amended by the addition of the words “of the Company” following each reference to “Non-Employee Director” and the “Board.”

4.	Article X of the Plan shall be amended by the addition of the words “of the Company” following each reference to the “Board of Directors” and the “Board.”

Except as expressly amended hereby, the Plan shall continue in full force and effect.

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